SHARE EXCHANGE AGREEMENT

by and among

SPEEDY BRILLIANT GROUP LIMITED,

SPEEDY BRILLIANT (DAQING) COMMERCIAL CONSULTANCY CO., LTD.,

QINGKELONG CHAIN COMMERCE & TRADE CO., LTD., (THE SPEEDY BRILLIANT COMPANIES)

THE SHAREHOLDERS OF SPEEDY BRILLIANT GROUP LIMITED,

FORME CAPITAL, INC.

AND

VISION OPPORTUNITY CHINA LP, STALLION VENTURES, LLC, AND CASTLE BISON, INC. (THE CONTROLLING STOCKHOLDERS OF FORME CAPITAL)

dated as of March 28, 2008

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of March 28, 2008 (this "**Agreement**") by and among Winning State International Limited, a British Virgin Islands company ("**Winning State**"), the individuals Ms. Fang Chen ("**Chen**"), Mr. Yang Miao ("**Miao**") and Ms. Ying Zhang ("**Zhang**" and together with Winning State, Chen and Miao, the "**Speedy Brilliant Shareholders**"), Speedy Brilliant Group Limited, a British Virgin Islands company ("**Speedy Brilliant**"), Forme Capital, Inc. ("**Forme Capital**") and Vision Opportunity China LP, Stallion Ventures, LLC, and Castle Bison, Inc. (the "**Forme Capital Controlling Stockholder[s]**"), and with respect to Articles III, IV, VI, VIII and IX of this Agreement, Speedy Brilliant (Daqing) Commercial Consultancy Co., Ltd. ("**WFOE**"), a PRC wholly foreign-owned enterprise, and Daqing Qingkelong Chain Commerce & Trade Co., Ltd. ("**QKL**"), a PRC company, (together with Speedy Brilliant and WFOE, collectively referred to herein as "**the Speedy Brilliant Companies**").

WHEREAS, the Speedy Brilliant Shareholders own 100% of the issued and outstanding capital stock of Speedy Brilliant, such capital stock being hereinafter referred to as the "**Speedy Brilliant Shares**"; and

WHEREAS, (i) the Speedy Brilliant Shareholders and the Speedy Brilliant Companies believe it is in their respective best interests for the Speedy Brilliant Shareholders to exchange all of the Speedy Brilliant Shares for 19,382,298 newly-issued shares (the "**Forme Capital Shares**") of common stock, no par value per share, of Forme Capital ("**Common Stock**"), and (ii) Forme Capital believes it is in its best interest to acquire the Speedy Brilliant Shares in exchange for the Forme Capital Shares, all upon the terms and subject to the conditions set forth in this Agreement (the "**Share Exchange**"); and

WHEREAS, it is the intention of the parties that: (i) Forme Capital shall acquire 100% of the Speedy Brilliant Shares in exchange solely for the number of Forme Capital Shares set forth herein; (ii) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "**Code**"); and (iii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "**Securities Act**"); and

WHEREAS, immediately following the consummation of the Share Exchange, and pursuant to a Securities Purchase Agreement to be dated as of the Closing Date (as hereinafter defined) by and among Forme Capital, Vision Opportunity China LP, and certain other investors (collectively, the "**Investors**") substantially in the form set forth as Exhibit A hereto (the "**Securities Purchase Agreement**"). Forme Capital intends to enter into a private placement with accredited investors whereby, in consideration of up to $15,500,000 in gross private placement proceeds, Forme Capital will issue to the Investors up to 9,117,647 shares of Series A Convertible Preferred Stock of Forme Capital and attached warrants to purchase a total of 11,397,058 Common Stock of Forme Capital (the "**Private Placement**") upon the terms and conditions set forth in the relevant Private Placement transaction documents; and

WHEREAS, immediately prior to the Share Exchange, not more than 1,500,055 shares of Common Stock of Forme Capital shall be issued and outstanding; and

WHEREAS, the parties hereto agree that the capitalization table (the "**Cap Table**"), upon which the transactions contemplated by this Agreement and the Private Placement are based is set forth as Exhibit B hereto;

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF SPEEDY BRILLIANT SHARES FOR FORME CAPITAL SHARES

Section 1.1 Agreement to Exchange Speedy Brilliant Shares for Forme Capital Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Speedy Brilliant Shareholders shall assign, transfer, convey and deliver the Speedy Brilliant Shares to Forme Capital, and in consideration and exchange therefor Forme Capital shall assign, transfer, convey and deliver the Forme Capital Shares to the Speedy Brilliant Shareholders At the Closing, the Forme Capital Shares to be issued to the Speedy Brilliant Shareholders in exchange for the Speedy Brilliant Shares shall be issued to the respective Speedy Brilliant Shareholders in proportion to their respective ownership of the Speedy Brilliant Shares as described in Schedule 1.1 hereto.

Section 1.2 Capitalization at the Closing. On the Closing Date, immediately before the consummation of the Share Exchange, Forme Capital shall have as authorized capital stock a total of 100,000,000 shares of Common Stock, no par value per share, of which not more than 1,500,055 shares of Common Stock shall be issued and outstanding, and 100,000,000 shares of preferred stock, par value $.01 per share, of which no shares shall be issued and outstanding, but 10,000,000 shares shall be designated as Series A Convertible Preferred Stock ("**Series A Preferred Stock**").

Section 1.3 Closing and Actions at Closing.

a. The closing of the Share Exchange (the "**Closing**") shall take place at 5:00 p.m. E.S.T. on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "**Closing Date**"), at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022.

b. At the Closing: (i) Speedy Brilliant Shareholders shall deliver to Forme Capital the stock certificates representing one hundred percent (100%) of the Speedy Brilliant Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank; and (ii) in full consideration and exchange for the Speedy Brilliant Shares, Forme Capital shall issue and deliver to the Speedy Brilliant Shareholders four or more stock certificates

representing all of the Forme Capital Shares in proportion to their respective ownership of the Speedy Brilliant Shares as described in Schedule 1.1 hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF FORME CAPITAL AND THE FORME CAPITAL CONTROLLING STOCKHOLDER

Each of Forme Capital and the Forme Capital Controlling Stockholders (where specifically included) hereby, severally and not jointly, represents, warrants and agrees that all of the statements in the following subsections of this Section 2 are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date:

Section 2.1 Disclosure Schedules

The disclosure schedule attached hereto as Schedule 2.1 through 2.18 (the "**Forme Capital Disclosure Schedules**") are divided into sections that correspond to the sections of this Section 2. The Forme Capital Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 2. For purposes of this Section 2, any statement, facts, representations, or admissions contained in the public filings made by Forme Capital with the United States Securities and Exchange Commission, are deemed to be included in the Forme Capital Disclosure Schedules and all such information is deemed to be fully disclosed to the Speedy Brilliant Companies and the Speedy Brilliant Shareholders. Notwithstanding anything contained herein to the contrary in this Agreement, any representation, warranty or covenant made by Forme Capital, its officers and the Forme Capital Controlling Stockholders shall be deemed to have been made to the best of their knowledge for any period prior to September 19, 2007. For purposes of this Agreement, "to the best of our knowledge" or similar phrase shall mean that such person shall have current actual knowledge of a condition or event, or have received notice that would give rise to current actual knowledge of such condition or event.

Section 2.2 Corporate Organization

a. Forme Capital is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by Forme Capital or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Forme Capital (a "**Forme Capital Material Adverse Effect**");

b. Copies of the Certificate of Incorporation and By-laws of Forme Capital with all amendments thereto to the date hereof (the **"Forme Capital Charter Documents"**), have been furnished to the Speedy Brilliant Shareholders and to the Speedy Brilliant Companies, and such copies are accurate and complete as of the date hereof. The minute books of Forme Capital are current as required by law, contain the minutes of all meetings of the Board of Directors and stockholders of Forme Capital from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and stockholders of Forme Capital. Forme Capital is not in violation of any of the provisions of the Forme Capital Charter Documents.

Section 2.3 Capitalization of Forme Capital.

a. On the Closing Date, immediately before the consummation of the Share Exchange, the entire authorized capital stock of Forme Capital consisted of 100,000,000 shares of Common Stock, of which not more than 1,500,055 shares of Common Stock shall be issued and outstanding, and 100,000,000 shares of "blank check" preferred stock, of which no shares shall be issued and outstanding and 15,000,000 will be designated as Series A Preferred Stock pursuant to a Certificate of Amendment to the Certificate of Incorporation, substantially in the form of Exhibit C attached hereto to be submitted for filing with the Delaware Secretary of State immediately prior to the Closing. Immediately following the Share Exchange, the Speedy Brilliant Shareholders will own 92.8% of the total combined voting power of all classes of Forme Capital stock entitled to vote on a fully diluted basis.

b. The 1 for 13 reverse stock split of Forme Capital's Common Stock described in the Schedule 14C Information Statement filed with the Securities and Exchange Commission (the "**SEC**") on November 15, 2007 was validly authorized by Forme Capital's Board of Directors and/or stockholders as required under the laws of the State of Delaware and complied with all applicable Delaware and federal laws. There are presently no claims from Forme Capital stockholders in relation to the said reverse stock splits.

c. The issuance of the Forme Capital Shares will be in accordance with the provisions of this Agreement. On the Closing Date all of the issued and outstanding shares of Common Stock of Forme Capital and all of the Forme Capital Shares to be issued pursuant to this Agreement will have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws, and will have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued pursuant to the Securities Purchase Agreement and as set forth on Schedule 2.3(c) attached hereto, as of the date of this Agreement there are, and as of the Closing Date there will be, no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of Forme Capital's capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Forme Capital or any Common Stock, or any voting trusts, proxies or other

agreements or understandings with respect to the voting of Forme Capital's capital stock as of the Closing Date, except with respect to the securities. Except with respect to securities to be issued pursuant to the Securities Purchase Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Forme Capital is a party or by which it is bound with respect to any equity security of any class of Forme Capital.

Section 2.4 Subsidiaries and Equity Investments. Forme Capital does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity, including without limitation any Subsidiary of Forme Capital. For purposes of this Agreement, a **"Subsidiary"** of a company means any entity in which, at the date of this Agreement, such company or any of its subsidiaries directly or indirectly owns any of the capital stock, equity or similar interests or voting power.

Section 2.5 Authorization and Validity of Agreements. Forme Capital and each of the Forme Controlling Stockholders has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Forme Capital and each of the Forme Controlling Stockholders, and the consummation by Forme Capital of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Forme Capital and each of the Forme Controlling Stockholders, and no other corporate proceedings on the part of Forme Capital are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Forme Capital and each of the Forme Controlling Stockholders, and is enforceable in accordance with its terms. Forme Capital does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act of 1933, as amended (the **"Securities Act"**) and/or the Securities Exchange Act of 1934, as amended (the **"Exchange Act"**) resulting from the issuance of the Forme Capital Shares.

Section 2.6 No Conflict or Violation. Neither the execution and delivery of this Agreement by Forme Capital, nor the consummation by Forme Capital of the transactions contemplated hereby will: (i) violate any provision of the Forme Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which Forme Capital is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Forme Capital is a party or by which it is bound, or to which any of its assets is subject; or (iii) result in or require the creation or imposition of any encumbrance

of any nature upon or with respect to any of Forme Capital's assets, including without limitation the Forme Capital Shares.

Section 2.7 Material Agreements. Except as set forth on Schedule 2.7 attached hereto, Forme Capital is not a party to or bound by any contracts, including, but not limited to, any:

a. employment, advisory or consulting contract;

b. plan providing for employee benefits of any nature;

c. lease with respect to any property or equipment;

d. contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

e. contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization;

f. agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

None of Forme Capital's Controlling Stockholders or any of their affiliates is a party to any side agreements relating to the Share Exchange.

Section 2.8 Litigation. There is no action, suit, proceeding or investigation (**"Action"**) pending or, to the best knowledge of Forme Capital or the Forme Capital Controlling Stockholders, currently threatened against Forme Capital or any of its Subsidiaries or any of their respective affiliates, that may affect the validity of this Agreement or the right of Forme Capital to enter into this Agreement, the Securities Purchase Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the best knowledge of Forme Capital or the Forme Capital Controlling Stockholders, currently threatened against Forme Capital or any of its Subsidiaries or any of their respective affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against Forme Capital or any of its Subsidiaries or any of their respective affiliates. Neither Forme Capital nor any of its Subsidiaries or any of their respective affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by Forme Capital or any of its Subsidiaries or any of their respective affiliates relating to Forme Capital currently pending or which Forme Capital or any of its Subsidiaries or any of their respective affiliates intends to initiate.

Section 2.9 Compliance with Laws. Forme Capital, each of its Subsidiaries and each of their respective affiliates has been and is in compliance with, and has not received any notice of any violation of any, applicable law, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC, or the applicable securities laws and rules and regulations of any state. Forme Capital is not an "investment company" as such term is defined by the Investment Company Act of 1940, as amended.

Section 2.10 Financial Statements; SEC Filings.

a. Forme Capital's financial statements contained in its periodic reports filed with the Securities and Exchange Commission (the "**Financial Statements**") have been prepared in accordance with generally accepted accounting principles applicable in the United States of America ("**U.S. GAAP**") applied on a consistent basis throughout the periods indicated and with each other, except that those of the Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of Forme Capital as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements or as disclosed in Schedule 2.10(a), Forme Capital has no material liabilities (contingent or otherwise). Forme Capital is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Forme Capital maintains and will continue to maintain until the Closing a standard system of accounting established and administered in accordance with U.S. GAAP.

b. (i) Forme Capital has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the "**Public Reports**"). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the "**Sarbanes/Oxley Act**") and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. To the knowledge of Forme Capital or the Forme Capital Controlling Shareholders, there is no event, fact or circumstance that would cause any certification signed by any officer of Forme Capital in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of its Common Stock. The consummation of the transactions contemplated by this Agreement do not conflict with and will not result in any violation of any FINRA or OTC Bulletin Board trading requirement or standard applicable to Forme Capital or its Common Stock. All of the issued and outstanding shares of Common Stock have been issued in compliance with the Securities Act and applicable state securities laws and no stockholder of Forme Capital has any right to rescind or other claim against Forme Capital for failure to comply with the Securities Act or state securities laws.

(ii) Since the date of the filing of its quarterly report on Form 10-QSB for the quarter ended January 31, 2008, except as specifically disclosed in the Public Reports and except as set forth on Schedule 2.10(b)(ii): (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect (for purposes of this Section 2.9, a "Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, assets, condition (financial or otherwise), operating results or prospects of Forme Capital); (B) Forme Capital has not incurred any liabilities, contingent or otherwise, other than professional fees, which are accurately disclosed in the Public Reports; (C) Forme Capital has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities; and (D) Forme Capital has not made any loan, advance or capital contribution to or investment in any person or entity.

Section 2.11 Books and Financial Records. All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of Forme Capital and any Subsidiary of Forme Capital have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Forme Capital and each such Subsidiary.

Section 2.12 Employee Benefit Plans. Forme Capital does not have any "Employee Benefit Plan" as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.13 Tax Returns, Payments and Elections. Except as set forth on Schedule 2.13, each of Forme Capital and its Subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) ("**Tax Returns**") required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and each of Forme Capital and its Subsidiaries has timely paid all Taxes due. Each of Forme Capital and its Subsidiaries has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: "**Tax**" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a "**Tax Authority**"), (y) any liability for the payment of any amounts of

the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.14 Absence of Undisclosed Liabilities. Except as disclosed in Section 2.14, as of the Closing Date, Forme Capital will have no liabilities of any kind whatsoever. Forme Capital is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.15 No Broker Fees. Except as set forth in Schedule 2.15, no brokers, finders or financial advisory fees or commissions will be payable by or to Forme Capital or the Forme Capital Controlling Stockholders of any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.16 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by Forme Capital to arise, between Forme Capital and any accountants and/or lawyers formerly or presently employed by Forme Capital. Forme Capital is current with respect to fees owed to its accountants and lawyers.

Section 2.17 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Forme Capital in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.18 Survival. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by Forme Capital and the Forme Capital Controlling Stockholders at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four months after the date of the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SPEEDY BRILLIANT COMPANIES AND THE SPEEDY BRILLIANT SHAREHOLDERS

Each of the Speedy Brilliant Companies and the Speedy Brilliant Shareholders hereby, jointly and severally, represents, warrants and agrees that all of the statements in the following subsections of this Section 3 are true and complete as of the date hereof, and will, except as contemplated by this Agreement, be true and complete as of the Closing Date as if first made on such date. The disclosure schedule attached hereto as Schedule 3.1 through 3.25 (the **"Speedy Brilliant Disclosure Schedules"**) are divided into sections that correspond to the sections of this Section 3. The Speeedy Brilliant Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section 3.

Section 3.1 Corporate Organization. Speedy Brilliant is organized as a company limited by shares under the laws of the British Virgin Islands and is validly existing and in good standing under the laws of the British Virgin Islands; and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted. The Speedy Brilliant Companies are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("**Approvals**") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted and to consummate the transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition or results of operation of the Speedy Brilliant Companies. The Speedy Brilliant Companies have delivered to Forme Capital and the Forme Capital Controlling Stockholders complete and correct copies of the following documents (collectively referred to herein as "**Speedy Brilliant Charter Documents**"): (a) Articles of Association and the Memorandum of Association; (b) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (c) any other document performing a similar function to the documents specified in clauses (a) or (b) adopted or filed in connection with the creation, formation or organization of a Person (as defined elsewhere in this Agreement); and (d) any and all amendments to any of the foregoing. The Speedy Brilliant Companies are not in violation of any of the provisions of the Speedy Brilliant Charter Documents. The minute books or the equivalent of the Speedy Brilliant Companies contain true and accurate records of all meetings and consents in lieu of meetings of its Board of Directors and stockholders ("**Corporate Records**"), from the time of its organization until the date hereof. The stock ledgers and other ownership records of the shares of all of Speedy Brilliant's capital stock (the "**Speedy Brilliant Share Records**") are true, complete and accurate records of the ownership of the shares of such capital stock as of the date thereof and contain all issuances and transfers of such shares since the time of organization of the Speedy Brilliant Companies.

Section 3.2 Capitalization of Speedy Brilliant; Title to the Speedy Brilliant Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Speedy Brilliant shall have authorized capital consisting of 50,000 ordinary shares, par value US $1.00 per share, 50,000 shares of which, constituting all of the Speedy Brilliant Shares, will be issued and outstanding. All of the Speedy Brilliant Shares are owned of record by the Speedy Brilliant Shareholders. The Speedy Brilliant Shares are the sole outstanding shares of capital stock of Speedy Brilliant and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of Speedy Brilliant.

Section 3.3 Subsidiaries and Equity Investments.

a. Each Subsidiary and affiliated company of the Speedy Brilliant Companies is set forth on Schedule 3.3(a).

b. Except as set forth on Schedule 3.3(a), the Speedy Brilliant Companies do not, directly or indirectly, own any capital stock or other securities of, or have any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity. For each entity listed thereon, Schedule 3.3(a) sets forth its jurisdiction of organization and the percentage of the outstanding capital stock or other equity interests of such entity that is held by the Speedy Brilliant Companies. Each entity listed on Schedule 3.3(a) is duly organized and validly existing and, except as set forth on Schedule 3.3(a), is in good standing under the laws of the jurisdiction of its formation; has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted; and, if applicable, is duly qualified as a foreign entity to do business and, to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect.

c. The contractual agreements entered into between WFOE and QKL (as described in Schedule 3.3(a)), which essentially give WFOE control over QKL's business and management as if QKL were a wholly-owned subsidiary of WFOE, were validly entered into by the parties and in compliance with relevant PRC laws and regulations, and all necessary approvals in connection with such contractual agreements have been obtained, except for those that do not or will not have a material adverse effect on the business of QKL.

Section 3.4 Authorization and Validity of Agreements. The Speedy Brilliant Companies have all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Speedy Brilliant Shareholders has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of the Speedy Brilliant Companies and the Speedy Brilliant Shareholders and is enforceable in accordance with its terms against each of them. Neither the Speedy Brilliant Companies nor the Speedy Brilliant Shareholders need give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under BVI law, states securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the Speedy Brilliant Shares. The execution and delivery of this Agreement by the Speedy Brilliant Companies and the Speedy Brilliant Shareholders, and the consummation by Speedy Brilliant and by the Speedy Brilliant Shareholders of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Speedy Brilliant Companies and the Speedy Brilliant Shareholders, and no other corporate proceedings on the part of the Speedy Brilliant Companies or other actions on the part of the Speedy Brilliant Shareholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. Neither the execution and delivery of this Agreement by the Speedy Brilliant Companies or the Speedy Brilliant Shareholders, nor the consummation by the Speedy Brilliant Companies and/or the Speedy Brilliant Shareholders of the transactions contemplated hereby will: (i) violate any provision of Speedy Brilliant's Charter Documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which the Speedy Brilliant Companies and/or the Speedy Brilliant Shareholders are subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Speedy Brilliant Companies and/or the Speedy Brilliant Shareholders is/are a party or by which it/they is/are bound, or to which any of its/their/his assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Speedy Brilliant's or any of the Speedy Brilliant Shareholders' assets, including without limitation the Speedy Brilliant Shares.

Section 3.6 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on the Speedy Brilliant Companies, the business and operations of any of the Speedy Brilliant Companies have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities. Except as would not have a Material Adverse Effect on the Speedy Brilliant Companies, the Speedy Brilliant Companies are not, and are not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the Speedy Brilliant Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which any of the Speedy Brilliant Companies are a party or by which any of the Speedy Brilliant Companies' properties, assets or rights are bound or affected. To the knowledge of the Speedy Brilliant Companies, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which any of the Speedy Brilliant Companies are a party are (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. The Speedy Brilliant Companies are not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of the Speedy Brilliant Companies, any event or circumstance relating to the Speedy Brilliant Companies that materially and adversely affects in any way their business, properties, assets or prospects or that would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby. **"Material Adverse Effect"** means, when used with respect to the Speedy Brilliant Companies, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Speedy Brilliant Companies, in each case taken as a whole or (b) materially impair the ability of the Speedy Brilliant Companies to perform their obligations under this Agreement, excluding

any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Speedy Brilliant Companies operate.

Section 3.7 Brokers' Fees. None of the Speedy Brilliant Shareholders nor the Speedy Brilliant Companies has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than to that listed under Schedule 3.7.

Section 3.8 Investment Representations.

a. The Forme Capital Shares will be acquired hereunder solely for the account of Speedy Brilliant Shareholders for investment, and not with a view to the resale or distribution thereof. Each of the Speedy Brilliant Shareholders understands and is able to bear any economic risks associated with acquiring the Forme Capital Shares. Each of the Speedy Brilliant Shareholders have had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the mutual Forme Capital Shares.

b. No offer to enter into this Agreement has been made by Forme Capital to any of the Speedy Brilliant Shareholders in the United States. None of the Speedy Brilliant Shareholders or any of their respective affiliates or any person acting on their behalf or on behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Forme Capital Shares, including, but not limited to, effecting any sale or short sale of securities, prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a "**Directed Selling Effort**"). To the best knowledge of each of the Speedy Brilliant Shareholders this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the Forme Capital Shares are being acquired for investment purposes by each of the Speedy Brilliant Shareholders. Each of the Speedy Brilliant Shareholders agree that all offers and sales of the Forme Capital Shares from the date hereof and through the expiration of any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons (within the meaning of Regulation S) or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. None of the Speedy Brilliant Shareholders or any of their representatives has conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and neither of them nor any of their respective representatives will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 3.9 Ownership of Shares. Each Speedy Brilliant Shareholder is both the record and beneficial owner of the Speedy Brilliant Shares set forth opposite such Speedy

Brilliant Shareholder's name on Schedule 3.9 hereto. Each Speedy Brilliant Shareholder is not the record or beneficial owner of any other Speedy Brilliant Shares. The information set forth on Schedule 3.9 with respect to each Speedy Brilliant Shareholder is accurate and complete. Each Speedy Brilliant Shareholder has and shall transfer at the Closing, good and marketable title to the Speedy Brilliant Shares shown as owned of record by such Speedy Brilliant Shareholder on Schedule 3.9 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens").

Section 3.10 Pre-emptive Rights. At Closing, no Speedy Brilliant Shareholder has any pre-emptive rights or any other rights to acquire any Speedy Brilliant Shares that have not been waived or exercised.

Section 3.11 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Speedy Brilliant of any of the Speedy Brilliant Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.12 Title to and Condition of Properties. The Speedy Brilliant Companies own or hold under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of any of the Speedy Brilliant Companies as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on any of the Speedy Brilliant Companies. The material buildings, plants, machinery and equipment necessary for the conduct of the business of any of the Speedy Brilliant Companies as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.13 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.13, the Speedy Brilliant Companies have no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Speedy Brilliant Companies) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Speedy Brilliant Companies audited consolidated financial statements for the fiscal years ended December 31, 2004, 2005, 2006 and 2007. All debts, obligations or liabilities with respect to directors and officers of the Speedy Brilliant Companies will be cancelled prior to the Closing. The Speedy Brilliant Companies have not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business since December 31, 2007.

Section 3.14 Changes. The Speedy Brilliant Companies have not, since December 31, 2007:

a. Ordinary Course of Business. Conducted their business or entered into any transaction other than in the usual and ordinary course of business, except for this Agreement.

b. Adverse Changes. Suffered or experienced any change in, or affecting, their condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect;

c. Loans. Made any loans or advances to any Person (for purposes of this Agreement, "Person" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions) other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

d. Liens. Created or permitted to exist any Lien on any material property or asset of any of the Speedy Brilliant Companies, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect (**"Permitted Liens"**);

e. Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of their capital stock or any other of their securities or any equity security of any class of any of the Speedy Brilliant Companies, or altered the term of any of their outstanding securities or made any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

f. Dividends. Declared, set aside, made or paid any dividend or other distribution to any of their stockholders;

g. Material Speedy Brilliant Contracts. Terminated or modified any and all agreements, contracts, arrangements, leases, commitments or otherwise, of any of the Speedy Brilliant Companies, of the type and nature that is required to be filed with the SEC (each a "**Material Speedy Brilliant Contract**"), except for termination upon expiration in accordance with the terms thereof or as set forth in Schedule 3.14(g);

h. Claims. Released, waived or cancelled any claims or rights relating to or affecting any of the Speedy Brilliant Companies in excess of US $10,000 in the aggregate or instituted or settled any Action involving in excess of US $10,000 in the aggregate;

i. Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

j. Indebtedness. Created, incurred, assumed or otherwise become liable for any indebtedness in excess of US $10,000 in the aggregate, other than professional fees;

k. Guarantees. Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

l. Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

m. Accounting. Changed their method of accounting or the accounting principles or practices utilized in the preparation of their financial statements, other than as required by U.S. GAAP;

n. Agreements. Except as set forth on Schedule 3.14(n), entered into any agreement, or otherwise obligated themselves, to do any of the foregoing.

Section 3.15 Material Speedy Brilliant Contracts. The Speedy Brilliant Companies have made available to Forme Capital and the Forme Capital Controlling Stockholders, prior to the date of this Agreement, true, correct and complete copies of each written Material Speedy Brilliant Contract, including each amendment, supplement and modification thereto.

a. No Defaults. Each Material Speedy Brilliant Contract are a valid and binding agreement of the Speedy Brilliant Companies and are in full force and effect. Except as would not have a Material Adverse Effect, the Speedy Brilliant Companies are not in breach or default of any Material Speedy Brilliant Contract to which they are a party and, to the knowledge of the Speedy Brilliant Companies, no other party to any Material Speedy Brilliant Contract are in breach or default thereof. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Speedy Brilliant Contract or (b) permit the Speedy Brilliant Companies or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any

Material Speedy Brilliant Contract. The Speedy Brilliant Companies have not received notice of the pending or threatened cancellation, revocation or termination of any Material Speedy Brilliant Contract to which they are a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Speedy Brilliant Contract.

Section 3.16 Material Assets. The financial statements of the Speedy Brilliant Companies reflect the material properties and assets (real and personal) owned or leased by the Speedy Brilliant Companies.

Section 3.17 Litigation; Orders. Except as set forth on Schedule 3.17, there are no Actions (whether U.S. or non-U.S. federal, state, local or foreign) pending or, to the knowledge of the Speedy Brilliant Companies, threatened against or affecting any of the Speedy Brilliant Companies or any of the Speedy Brilliant Companies' properties, assets, business or employees. To the knowledge of the Speedy Brilliant Companies, there are no facts that might result in or form the basis for any such Action. The Speedy Brilliant Companies are not subject to any Orders.

Section 3.18 Licenses. Except as would not have a Material Adverse Effect, the Speedy Brilliant Companies possess from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for any of the Speedy Brilliant Companies to engage in their business as currently conducted and to permit any of the Speedy Brilliant Companies to own and use their properties and assets in the manner in which they currently own and use such properties and assets (collectively, "**Speedy Brilliant Companies Permits**"). The Speedy Brilliant Companies have not received notice from any Governmental Authority or other Person that there are lacking any license, permit, authorization, approval, franchise or right necessary for the Speedy Brilliant Companies to engage in their business as currently conducted and to permit the Speedy Brilliant Companies to own and use their properties and assets in the manner in which they currently own and use such properties and assets. Except as would not have a Material Adverse Effect, the Speedy Brilliant Companies Permits are valid and in full force and effect. Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Speedy Brilliant Companies Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Speedy Brilliant Companies Permit. The Speedy Brilliant Companies have not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Speedy Brilliant Companies Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Speedy Brilliant Companies Permit. All applications required to have been filed for the renewal of such Speedy Brilliant Companies Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Speedy Brilliant Companies Permits have been duly made on a timely basis with the appropriate Persons. All Speedy Brilliant Companies Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification

procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 3.19 Interested Party Transactions. Except as disclosed on Schedule 3.19, no officer, director or stockholder of any of the Speedy Brilliant Companies or any affiliate or "associate" (as such term are defined in Rule 405 of the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Speedy Brilliant Companies, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any Speedy Brilliant Companies any goods or services; or (2) a beneficial interest in any contract or agreement to which the Speedy Brilliant Companies are a party or by which they may be bound or affected.

Section 3.20 Governmental Inquiries. The Speedy Brilliant Companies have provided to Forme Capital a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by the Speedy Brilliant Companies from any Governmental Authority, and the Speedy Brilliant Companies's response thereto, and each material written statement, report or other document filed by the Speedy Brilliant Companies with any Governmental Authority.

Section 3.21 Intellectual Property. Except as set forth on Schedule 3.21 hereto, the Speedy Brilliant Companies do not own, use or license any Intellectual Property in their business as presently conducted. For purposes of this Agreement, "Intellectual Property" means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

Section 3.22 Stock Option Plans; Employee Benefits.

a. Except as set forth on Schedule 3.22(a) hereto, the Speedy Brilliant Companies have no stock option plans providing for the grant by the Speedy Brilliant Companies of stock options to directors, officers or employees.

b. Except as set forth on Schedule 3.22(b) hereto, the Speedy Brilliant Companies have no employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided the Speedy Brilliant Companies.

c. Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of the Speedy Brilliant Companies, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from the Speedy Brilliant Companies, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of the Speedy Brilliant Companies provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of the Speedy Brilliant Companies.

Section 3.23 Environmental and Safety Matters. Except as set forth on Schedule 3.23 and except as would not have a Material Adverse Effect:

a. The Speedy Brilliant Companies have at all time been and are in compliance with all Environmental Laws (as defined below) applicable to the Speedy Brilliant Companies.

b. There are no Actions pending or threatened against the Speedy Brilliant Companies alleging the violation of any Environmental Law (as defined below) or Environmental Permit applicable to the Speedy Brilliant Companies or alleging that the Speedy Brilliant Companies are potentially responsible parties for any environmental site contamination.

c. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety ("Environmental Laws") applicable to the Speedy Brilliant Companies.

Section 3.24 Board Recommendation. The Board of Directors of Speedy Brilliant, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Speedy Brilliant Companies' stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

Section 3.25 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by the Speedy Brilliant Companies and the Speedy Brilliant Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating twenty-four months after the date of the Closing.

ARTICLE IV

COVENANTS

Section 4.1 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, Forme Capital shall conduct its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of Forme Capital contained herein, and without the prior written consent of Winning State (which may be withheld for any reason or no reason), will not, except as required or permitted pursuant to the terms hereof or the Private Placement:

i. make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii. except as provided in Section 4.6 hereof, make any change in its Charter Documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii except as provided in Section 4.6 hereof:

A. incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof; or

B. issue any securities convertible or exchangeable for debt or equity securities of Forme Capital;

iv make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof;

v. subject any of its assets, or any part thereof, to any lien or suffer such to be imposed;

vi. acquire any assets, raw materials or properties, or enter into any other transaction;

vii. enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee;

viii. make or commit to make any material capital expenditures;

ix. pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x. guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi. fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii. take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in any material respect;

xiii. make any loan, advance or capital contribution to or investment in any person;

xiv. make any change in any method of accounting or accounting principle, method, estimate or practice;

xv. settle, release or forgive any claim or litigation or waive any right;

xvi. commit itself to do any of the foregoing.

b. From and after the date of this Agreement, Winning State will cause the Speedy Brilliant Companies to, and the Speedy Brilliant Companies and each of its Subsidiaries will:

i. continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its

current use;

ii. file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

iii. continue to conduct its business in the ordinary course consistent with past practices;

iv. keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

v. continue to maintain existing business relationships with suppliers.

c. From and after the date of this Agreement, none of the Speedy Brilliant Shareholders will sell, transfer, convey, assign or otherwise dispose of, or contract or otherwise agree to sell, transfer, convey, assign or otherwise dispose of any of the Speedy Brilliant Shares except as provided by this Agreement.

Section 4.2 Access to Properties and Records. Winning State and the Speedy Brilliant Companies shall afford to Forme Capital's accountants, counsel and authorized representatives, and Forme Capital shall afford to Winning State's and Speedy Brilliant 's accountants, counsel and authorized representatives, full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties' properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.3 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement, nor any of its officers or directors (subject to such director's fiduciary duties), nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party except for the Private Placement. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

Section 4.4 Consents and Approvals. The parties shall: (i) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and (ii) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.5 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.6 Permitted Stock Issuances. From and after the date of this Agreement until the Closing Date, neither Forme Capital, Winning State, nor the Speedy Brilliant Companies shall issue any additional shares of its capital stock, except that Forme Capital may on the Closing Date (i) issue the Forme Capital Shares as hereinbefore provided and (ii) in connection with the Private Placement issue up to an aggregate of 9,117,647 shares of Series A Preferred Stock and attached warrants to accredited investors pursuant to the terms of the Securities Purchase Agreement.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF SPEEDY BRILLIANT AND THE SPEEDY BRILLLIANT SHAREHOLDERS

The obligations of Speedy Brilliant and the Speedy Brilliant Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Speedy Brilliant and the Speedy Brilliant Shareholders at their sole discretion:

Section 5.1 Representations and Warranties of Forme Capital and the Forme Capital Controlling Stockholders. All representations and warranties made by Forme Capital and the Forme Capital Controlling Stockholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by Forme Capital and the Forme Capital Controlling Stockholders on and as of such date and insofar as any inconsistency or inaccuracy does not or will not have a Forme Capital Material Adverse Effect, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2 Agreements and Covenants. Each of Forme Capital and the Forme Capital Controlling Stockholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Forme Capital shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. Each of the Speedy Brilliant Shareholders shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Forme Capital and the Forme Capital Controlling Shareholders, Forme Capital's and Forme Capital Controlling Shareholders' performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the Speedy Brilliant Shareholders and/or their respective counsel may reasonably request.

Section 5.6 Consummation of Private Placement. The Private Placement and the financing contemplated thereby and by the Securities Purchase Agreement shall close immediately following consummation of the Share Exchange.

Section 5.7 Opinions of Counsel, Etc. At the Closing, counsel to Forme Capital shall deliver to the Investors in the Private Placement and the Speedy Brilliant Shareholders an opinion of counsel in substantially in the form of Exhibit D.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF FORME CAPITAL

The obligations of Forme Capital to consummate the transactions contemplated by this

Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Forme Capital in its sole discretion:

Section 6.1 Representations and Warranties of the Speedy Brilliant Companies and the Speedy Brilliant Shareholders. All representations and warranties made by the Speedy Brilliant Companies and the Speedy Brilliant Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Speedy Brilliant Companies and the Speedy Brilliant Shareholders, as applicable, on and as of such date.

Section 6.2 Agreements and Covenants. Each of the Speedy Brilliant Companies and the Speedy Brilliant Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Speedy Brilliant, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents. Forme Capital shall have received such certificates, instruments and documents in confirmation of the representations and warranties of the Speedy Brilliant Companies and the Speedy Brilliant Shareholders, the performance of the Speedy Brilliant Companies' and the Speedy Brilliant Shareholders' respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as Forme Capital or its counsel may reasonably request.

Section 6.6 Consummation of Private Placement. The Private Placement and the financing contemplated thereby and by the Securities Purchase Agreement shall have closed immediately following consummation of the Share Exchange.

Section 6.7 Opinions of Counsel, Etc. At the Closing, the Speedy Brilliant Companies deliver, or cause to be delivered, to Forme Capital the following:

(a) the opinion of Maples and Calder, LLC, BVI counsel to Speedy Brilliant, addressed to Speedy Brilliant and the Forme Capital Controlling Stockholders, in substantially the form of Exhibit E attached hereto; and (b) the opinion of DeHeng Law Offices, PRC counsel to the Speedy Brilliant Companies, addressed to the Speedy Brilliant Companies and the Forme Capital Controlling Stockholders, in substantially the form of Exhibit F attached hereto.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1 Consistency in Reporting. Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

Section 7.2 Capital Contribution. No later than March 31, 2008, Forme Capital will cause Speedy Brilliant to contribute 100% of the net proceeds from the Private Placement to WFOE, such transfer shall represent a capital contribution of one hundred percent (100%) to the registered capital of WFOE.

Section 7.3 Form 8-A. Forme Capital covenants and agrees to file a Form 8-A with the SEC in order to register the Common Stock pursuant to Section 12(b) or Section 12(g) of the Exchange Act prior to the effectivness of the initial Registration Statement, as defined in the Registration Rights Agreement by and among Forme Capital and certain purchasers, with the SEC.

ARTICLE VIII

TERMINATION AND ABANDONMENT

Section 8.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of Winning State and Forme Capital;

b. By Forme Capital, on a material breach on the part of the Speedy Brilliant Companies or the Speedy Brilliant Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Speedy Brilliant Companies or any of the Speedy Brilliant Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a "**Speedy Brilliant Breach**"), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by the Speedy Brilliant Companies and the Speedy Brilliant Shareholders of a written notice from Forme Capital setting forth in detail the nature of such Speedy Brilliant Breach;

c. By Winning State, upon a material breach on the part of Forme Capital of any representation, warranty, covenant or agreement set forth in this Agreement, or, if any representation or warranty of Forme Capital shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "**Forme Capital Breach**"), and such breach, if capable of cure, has not been cured within ten (10) days after receipt by Forme Capital of a written notice from Winning State and Speedy Brilliant setting forth in detail the nature of such Forme Capital Breach;

d. By either Forme Capital or Winning State, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either Winning State or Forme Capital if the Closing shall not have been consummated as a result of the Speedy Brilliant Companies or Forme Capital having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date; or

e. By either Winning State or Forme Capital if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 8.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given by the terminating parties to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further

obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the twenty-four-month anniversary of the Closing Date (the "**Survival Period**"), subject to Sections 2.18 and 3.25. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2 Indemnification.

a. Indemnification Obligations in favor of the Executive Officers, Directors, Employees and Controlling Stockholders of Forme Capital. Notwithstanding the limitation set forth in Section 9.1 and subject to the limitation set forth in this Section 9.2, from and after the Closing Date until the expiration of statute of limitations for shareholder action under the laws of New York, the Speedy Brilliant Companies and the Speedy Brilliant Shareholders shall reimburse and hold harmless the Forme Capital's executive officers, directors, employees in office immediately prior to the Closing and Forme Capital Controlling Stockholders (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a "**Forme Capital Indemnified Party**") against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Forme Capital Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Forme Capital Indemnified Party, which arises or results from a third-party claim brought against a Forme Capital Indemnified Party to the extent based on (i) a breach of the representations and warranties with respect to the business, operations or assets of the Speedy Brilliant Companies, (ii) the actions or omissions of any officer, director, shareholder, employee, or agent of the Speedy Brilliant Companies after the Closing , or (iii) any actions or omissions or any Forme Capital Indemnified Party taken in furtherance of the transactions contemplated by this Agreement, the Private Placement or the financing contemplated thereby.

b. Indemnification in favor of Speedy Brilliant and the Speedy Brillant Shareholders. Notwithstanding the limitation set forth in Section 9.1 and subject to the limitation set forth in this Section 9.2, from and after the Closing Date until the expiration of the twelve-month anniversary of the Closing Date, the Forme Capital Controlling Stockholders will, severally and not jointly, up to the amounts indicated on Schedule 9.2(b) for each of the Forme Capital Controlling Stockholders, indemnify and hold harmless Speedy Brilliant, the Speedy Brilliant Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a "**Speedy Brilliant Indemnified Person**") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "**Damages**") arising out of any (i) any breach of representation or warranty made by Forme Capital or the Forme Capital Controlling Stockholders in this Agreement, and in any certificate delivered by Forme Capital or the Forme Capital Controlling Stockholders pursuant to this Agreement, (ii) any breach by Forme Capital or the Forme Capital Controlling Stockholders of any covenant, obligation or other agreement made by Forme Capital or the Forme Capital Controlling Stockholders in this Agreement, and (iii) a third-party claim based on any acts or omissions by Forme Capital or the Forme Capital Controlling Stockholders since September 19, 2007 through and including the Closing Date, up to a maximum amounts indicated on Schedule 9.2(b).

Section 9.3 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.4 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.5 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to Winning State or Speedy Brilliant, to:

Offshore Incorporations Limited
PO Box 957
Offshore Incorporations Center
Road Town, Tortola, British Virgin Islands
Attention: Richard Reese Tynes

with copies to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 127
Fax No.: (212) 688-7273

If to Forme Capital or the Forme Capital Controlling Stockholders, to:

Forme Capital, Inc.
Jing 7th Street
Dongfeng Xincun
Daqing City, PRC 163000
Attention: John Wang
Tel. No.: 86-459-4607825
Fax No.: 86-459-4607015

with copies, which shall not constitute notice, to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Tel No.: (212) 930-9700
Fax No.: (212) 930-9725

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.6 are concerned unless such changed address is located in the United States of America (or, in the case of Winning State or Speedy Brilliant, in the British Virgin Islands or the United States of America) and notice of such change shall have been given to such other party hereto as provided in this Section 9.6.

Section 9.7 Entire Agreement. This Agreement, together with the exhibits hereto,

represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.8 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.9 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.11 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.12 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.13 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the

choice of law provisions thereof.

Section 9.14 Amendments and Waivers. Except or otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WINNING STATE INVESTMENTS LIMITED

By: ______________________
Chin Yoke Yap, Director

____
Fang Chen

____
Yang Miao

____
Ying Zhang

SPEEDY BRILLIANT GROUP LIMITED

By: ______________________
Chin Yoke Yap, Director

SPEEDY BRILLIANT (DAQING) COMMERCIAL CONSULTANCY CO., LTD.

By: ______________________
Zhuangyi Wang, Chairman and Chief Executive Officer

QINGKELONG CHAIN COMMERCE & TRADE CO., LTD.

By: ______________________
Zhuangyi Wang, Chairman and Chief Executive Officer

FORME CAPITAL, INC.nc.

By: ______________________
Bartly J. LoethenJohn Vogel, President Chief Executive Officer

CONTROLLING SHAREHOLDERS OF FORME CAPITAL

- Give a separate line for each shareholder

FORME CAPITAL, INC.

By: ____________________________
John Vogel, Chief Executive Officer

CONTROLLING SHAREHOLDERS OF FORME CAPITAL

VISION OPPORTUNITY CHINA LP

By: ____________________________
Adam Benowitz, Authorized Signatory

STALLION VENTURES, LLC

By: ____________________________
Martin Sumichrast, Lomond International, Inc.

CASTLE BISON, INC.

By: ____________________________
Raul Silvestre, President

FORME CAPITAL, INC.

By: ______________________________
John Vogel, Chief Executive Officer

CONTROLLING SHAREHOLDERS OF FORME CAPITAL

VISION OPPORTUNITY CHINA LP

By: ______________________________
Adam Benowitz, Authorized Signatory

STALLION VENTURES, LLC

By: ______________________________
Martin Sumichrast, Lomond International, Inc.

CASTLE BISON, INC.

By: ______________________________
Raul Silvestre, President

MAR-26-2008 22:50 From: To:885 553 9783 P.1/3

FORME CAPITAL, INC.

By: ________________________
John Vogel, Chief Executive Officer

CONTROLLING SHAREHOLDERS OF FORME CAPITAL

VISION OPPORTUNITY CHINA LP

By: ________________________
Adam Benowitz, Authorized Signatory

STALLION VENTURES, LLC

By: ________________________
Martin Sumichrast, Lomond International, Inc.

CASTLE BISON, INC.

By: ________________________
Raul Silvestre, President

Disclosure Schedules
To the Share Exchange Agreement
Dated as of March 28, 2008

Among Winning State International Limited and its shareholders (Ms. Fang Chen, Mr. Yang Miao and Ms. Ying Zhang), Speedy Brilliant Group Limited, Forme Capital, Inc., Speedy Brilliant (Daqing) Commercial Consultancy Co., Ltd., Daqing Qingkelong Chain Commerce & Trade Co., Ltd., Forme Capital, Inc. Vision Opportunity China LP, Stallion Ventures, LLC, and Castle Bison, Inc.

Schedule 1.1(a) Shares to be issued to Speedy Brilliant Shareholders

Ownership of Speedy Brilliant (BVI) shares is as follows:

Name of Shareholder	Number of Shares Owned
Winning State International Limited	49,217
Ms. Fang Chen	261
Ms. Ying Zhang	261
Mr. Yang Miao	261

Schedules 2.1 (c) through Schedule 2.18

This Disclosure Schedule is being furnished by FORME CAPITAL in connection with the execution and delivery of that certain Share Exchange Agreement dated as of March 28, 2008 (the "Agreement") by and among Winning State International Limited, a British Virgin Islands company ("Winning State"), the individuals Ms. Fang Chen ("Chen"), Mr. Yang Miao ("Miao") and Ms. Ying Zhang ("Zhang" and together with Winning State, Chen and Miao, the "Speedy Brilliant Shareholders"), Speedy Brilliant Group Limited, a British Virgin Islands company ("Speedy Brilliant"), Forme Capital, Inc. ("Forme Capital") and Vision Opportunity China LP, Stallion Ventures, LLC, and Castle Bison, Inc. (the "Forme Capital Controlling Stockholder[s]"), and with respect to Articles III, IV, VI, VIII and IX of this Agreement, Speedy Brilliant (Daqing) Commercial Consultancy Co., Ltd. ("WFOE"), a PRC wholly foreign-owned enterprise, and Daqing Qingkelong Chain Commerce & Trade Co., Ltd. ("QKL"), a PRC company, (together with Speedy Brilliant and WFOE, collectively referred to herein as "the Speedy Brilliant Companies"). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement. The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement, provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be deemed reasonably appropriate.

Schedule 2.1(c) Capitalization of Forme Capital

None.

Schedule 2.7 Material Agreements

None.

Schedule 2.10(a) Financial Statements

None.

Schedule 2.10(b)(ii) Events, Liability, Loans

None.

Schedule 2.13 Tax Returns, Payments and Elections

Forme Capital previously did not file its state or federal tax returns. On February 28, 2008, Forme Capital filed its tax returns for 4/30/04 – 4/30/07.

Schedule 2.14 Absence of Undisclosed Liabilities

Forme Capital anticipates the following liabilities will exist at closing:

Parasec	$1,000.00
Transfer Agent	$2,000.00
Misc.	$1,000.00

The forgoing liabilities/expenses are associated with the transactions contemplated by the Agreement and will become due and payable post closing.

Schedule 2.15 No Broker Fees

None.

Schedule 3.3 (a) Subsidiaries and Affiliated Companies of Speedy Brilliant Companies

Speedy Brilliant has the following subsidiaries and affiliate company:

Subsidiaries' or Affiliate's Name	**Jurisdiction of Incorporation or Organization**	**Percentage of Ownership**
Speedy Brilliant Group Limited ("Speedy Brilliant (BVI)")	British Virgin Islands	100% by Forme Capital, Inc.
Speedy Brilliant (Daqing) Commercial Consultancy Co., Ltd. ("WFOE")	P.R. China.	100% by Speedy Brilliant (BVI)
Daqing Qing Ke Long Chain Commerce & Trade Co., Ltd., Ltd. ("QKL")	P.R. China	Controlled by WFOE by a web of contractual agreements (see the list below).
Daqing Qinglongxin Commerce & Trade Co., Ltd.	P.R. China	100% owned by QKL

List of the Contractual Agreements:

(1) **Consigned Management Agreement** – where QKL grants control of the business of QKL to WFOE and QKL agrees to pay WFOE a portion of revenue as management fee

(2) **Loan Agreement** – where WFOE agrees to loan cash to QKL stockholders to increase registered capital of QKL, which QKL must repay upon notice from WFOE

(3) **Equity Pledge Agreements** – where QKL stockholders pledge their stock and related rights, including the right to elect directors, to WFOE

(4) **Exclusive Purchase Option Agreement** – where QKL stockholders irrevocably give WFOE an option to purchase all or part of their equity interest in QKL and QKL irrevocably gives WFOE an option to purchase all or part of its assets, at any time, in WFOE's discretion

(5) **Technology Service Agreement** – where QKL agrees to pay fees to WFOE in exchange for certain technology services

(6) **Call Option Agreement** – where the sole stockholder of Winning State (BVI), which will indirectly control QKL after the closing, grants to Mr. Zhuangyi Wang, the Chief Executive Officer of QKL, an option to purchase all of the stock of Winning State (BVI) in installments, each installment being contingent on Speedy Brilliant (BVI) meeting certain performance targets.

Schedule 3.7 Broker's Fees.

None.

Schedule 3.9

The following is a list of the shareholders of Speedy Brilliant Group Limited with the number of shares setting forth opposite to their names:

Company Name	Name of Shareholder	Number of Shares
Speedy Brilliant Group Limited	Winning State International Limited	49,217
	Chen Fang	261
	Zhang Ying	261
	Miao Yang	261

Schedule 3.13 Absence of Undisclosed Liabilities.

None.

Schedule 3.14 (g) Material Speedy Brilliant Contracts.

Kuhns Brothers Engagement Agreement

On March 9, 2007, QKL entered into an engagement agreement with Kuhns Brothers, Inc. (the "Kuhns Agreement") for the provision of investment banking and other services in contemplation of a reverse merger of the company or a company affiliated with the company with a publicly traded shell company (a "Shell") and simultaneous $15.5 Million financing (the "Financing").

On January 22, 2008, QKL terminated the engagement agreement and on January 22, 2008, the parties executed a settlement agreement. Under the terms of the settlement agreement Kuhns Brothers, Inc. is required to be paid the following:

- A cash fee equal to 8.5% of the gross proceeds (the "Cash Fee") invested in the Financing by investors introduced to the Company by KBI ("Introduced Investors");

- warrants to purchase a number of shares of common stock of the Company equal to 8.5% of the dollar amount of the shares purchased by the Introduced Investors divided by the per-share purchase price of the common stock or preferred stock in the Financing (the "Purchase Price"). The warrants are required to have the same terms as warrants received by the Introduced Investors. Accordingly, Kuhns Brothers is entitled to receive 191,250 Series A Warrants and 153,000 Series B Warrants.

Schedule 3.14 (n) Material Speedy Brilliant Agreements.

See Schedule 3.14(g).

Schedule 3.17 Litigation; Orders.

None.

Schedule 3.19 Interested Party Transactions

None.

Schedule 3.21 Intellectual Property.

QKL registered the name "Qingkelong" as a trademark in the PRC. Details of the trademark are set forth below:

Trademark	Certificate No.	Category	Owner	Valid Term
Qingkelong	No.1995020	No.35: "providing advice, plans advertising and consultancy services etc for the purpose of the promotion of the goods and services of others excluding the wholesale and retail of goods (services)	Qingkelong	4/7/03 – 4/6/13

Schedule 3.22(a) Stock Option Plans

As of the date of the Share Exchange Agreement there are no stock option plans of Speedy Brilliant Companies.

Schedule 3.22(b) Employee Benefit Plans

Except for the standard employee benefits such as social insurance, pension and others requested by the PRC laws, Speedy Brilliant Companies do not have any other employee benefit plans.

Schedule 3.23 Environmental and Safety Matters

None.

Schedule 9.2(b) Indemnification

The Forme Capital Controlling Shareholders shall indemnify the Speedy Brilliant Companies and the Speedy Brilliant Shareholders a maximum amount of $600,000 in the respective amounts below, provided, however, that any lesser amount shall be provided by each of the Forme Capital Controlling Shareholders on a pro rata basis:

Vision Opportunity China LP	$300,000
Stallion Ventures, LLC	$200,000
Castle Bison, Inc.	$100,000

EXHIBIT A

Securities Purchase Agreement

EXHIBIT B

SCHEDULE 2.3(C)
Capitalization Table

PIPE

Pre-money valuation	$35,500,000
Raise	$15,500,000
Post-money valuation	$51,000,000
Total Shares Outstanding	30,000,000
Conversion Price	$1.70 per share of common

Cap Structure After Closing

	Common	Preferred A	Warrant A @ $3.40	Warrant B @ $4.25	12.5% Employee Option	Post-financing # of shares	Post-financing %	With Financing from All Warrants # of shares	With Financing from All Warrants %	With 12.5% Employee Option Exercised # of shares	With 12.5% Employee Option Exercised %
	[illegible]					[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Winning State	**19,082,299**				**5,238,178**	**19,082,299**	**63.6%**	**19,082,299**	**45.5%**	**24,320,477**	**51.6%**
Mr. Chin Yoke Yap*	19,082,299				5,238,178	19,082,299	63.6%	19,082,299	45.5%	24,320,477	51.6%
Yang Miao	**100,000**		**30,392**	**24,314**		**100,000**	**0.3%**	**154,706**	**0.4%**	**154,706**	**0.3%**
Ying Zhang	**99,999**		**30,392**	**24,314**		**99,999**	**0.3%**	**154,705**	**0.4%**	**154,705**	**0.3%**
Fang Chen	**100,000**		**30,392**	**24,313**		**100,000**	**0.3%**	**154,705**	**0.4%**	**154,705**	**0.3%**
Investor		**9,117,647**	**5,698,529**	**5,698,529**		**9,117,647**	**30.4%**	**20,514,706**	**49.0%**	**20,514,706**	**43.5%**
Vision		5,882,353	3,676,471	3,676,471		5,882,353	19.6%	13,235,294	31.6%	13,235,294	28.1%
Guerrilla		2,000,000	1,250,000	1,250,000		2,000,000	6.7%	4,500,000	10.7%	4,500,000	9.5%
Strauss		588,235	367,647	367,647		588,235	2.0%	1,323,529	3.2%	1,323,529	2.8%
Asia Alpha		529,412	330,882	330,882		529,412	1.8%	1,191,176	2.8%	1,191,176	2.5%
James Fuld Jr.		117,647	73,529	73,529		117,647	0.4%	264,706	0.6%	264,706	0.6%
Placement Agent			**191,250**	**153,000**				**344,250**	**0.8%**	**344,250**	**0.7%**
Shell	**1,500,055**					**1,500,055**	**5.0%**	**1,500,055**	**3.6%**	**1,500,055**	**3.2%**
Restricted shareholders	1,401,011					1,401,011	4.7%	1,401,011	3.3%	1,401,011	3.0%
Public Float	99,044					99,044	0.3%	99,044	0.2%	99,044	0.2%
Total	**20,882,353**	**9,117,647**	**5,980,956**	**5,924,471**	**5,238,178**	**30,000,000**	**100.0%**	**41,905,426**	**100.0%**	**47,143,604**	**100.0%**

Winning State	98.5%
Mr. Chin Yoke Yap	100.0%

Investor	**Investments**
Vision	$10,000,000
Guerrilla	$3,400,000
Straus	$1,000,000
Asia Alpha	$900,000
James Fuld Jr.	$200,000

Make-good	
2008F	$9,400,000
2009F	$11,150,000

Per-share make-good	Basic	Diluted Post Warrants	Diluted Post Employee Option
2008F	$0.31	$0.22	$0.20
2009F	$0.37	$0.27	$0.24

*Subject to Call Option Agreement with Mr. Zhuangyi Wang

EXHIBIT C

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

EXHIBIT D

FORM OF OPINION OF COUNSEL TO FORME CAPITAL

EXHIBIT E

FORM OF OPINION OF BVI COUNSEL TO THE SPEEDY BRILLIANT COMPANIES

EXHIBIT F

FORM OF OPINION OF PRC COUNSEL TO THE SPEEDY BRILLIANT COMPANIES